UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2015 (November 18, 2015)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane, Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On November 18, 2015, Michael E. Werner, a member of the Board of Directors (the “Board”) of NN, Inc. (the “Company”), notified the Company that he will retire from the Board as of the Company’s 2016 annual meeting of stockholders. Mr. Werner’s retirement from the Board was not the result of any disagreement with the Company, its management or its operations, policies or practices.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On November 18, 2014, the Board approved the amendment and restatement of the Company’s Restated Bylaws (the “Amended and Restated Bylaws”), which became effective immediately. The Amended and Restated Bylaws consolidate prior amendments, enhance clarity and effect technical, administrative and other non-substantive changes, none of which adversely impact stockholder rights.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01     REGULATION FD DISCLOSURE

On November 19, 2015, the Company issued a press release announcing Mr. Werner’s retirement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the information furnished pursuant to Item 7.01 of this Current Report on Form 8-K is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of NN, Inc.

99.1	Press Release of NN, Inc. dated November 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2015

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of NN, Inc.

99.1	Press Release of NN, Inc. dated November 19, 2015.